Exhibit 1.1

POST PROPERTIES, INC.

UNDERWRITING AGREEMENT

September 24, 2009

J.P. Morgan Securities Inc.

Wells Fargo Securities, LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Ladies and Gentlemen:

Post Properties, Inc., a Georgia corporation (the “Company”), and Post Apartment Homes, L.P., a Georgia limited partnership (the “Operating Partnership”), confirm their agreement with J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, and each of the other Underwriters named in Schedule 1 hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule 1 of an aggregate of 3,500,000 shares of common stock, par value $ 0.01 per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 525,000 shares of common stock, par value $0.01 per share, of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”.

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after this agreement (the “Agreement”) has been executed and delivered.

The Company and the Operating Partnership have prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1933 Act”), a registration statement (No. 333-139581) on Form S-3, relating to certain securities (the “Shelf Shares”) to be issued from time to time by the Company and the Operating Partnership. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the 1933 Act a prospectus supplement specifically relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to 430B under the 1933 Act to be part of the registration statement at the time of its effectiveness (“Rule 430B Information”), is referred to herein as the “Registration Statement”. The term “Base Prospectus” means the prospectus dated December 21, 2006 included in the Registration Statement, including all information incorporated by reference therein. The term “Prospectus Supplement” means the prospectus supplement specifically relating to the Shares in the form first filed with the Commission pursuant to Rule 424 under the 1933 Act after the date and time that this Agreement is executed and delivered by the parties hereto, including all information incorporated by reference therein. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement. The term “Preliminary Prospectus” means any preliminary form of the

Prospectus in the form filed with the Commission pursuant to Rule 424 of the 1933 Act Regulations. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1934 Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Shares were first made (the “Time of Sale”), the Company had prepared the following information (collectively with the pricing information referred to in Annex B, the “Time of Sale Information”): a Preliminary Prospectus dated September 23, 2009, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the 1933 Act) listed on Annex B hereto.

SECTION 1. Representations and Warranties. The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, each Underwriter, as follows:

(i) Compliance with Registration Requirements. The Company and the Operating Partnership meet the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the 1933 Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been duly complied with. At the time that the Registration Statement became effective and as of the Closing Date (as defined below) and the Additional Closing Date (as defined below), as the case may be, the Registration Statement, and any amendments and supplements thereto, complied and will comply in all material respects with the requirements of the 1933 Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Time of Sale, the Time of Sale Information did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or to the Prospectus (or any amendment or supplement thereto).

(ii) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the 1933 Act.

(iv) Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act or (ii) the documents listed on Annex B hereto and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the 1933 Act, has been filed in accordance with the 1933 Act (to the extent required thereby).

(v) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(vi) Financial Statements. The financial statements incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and the Operating Partnership and their consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ or partners’ equity (as applicable) and cash flows of the Company and the Operating Partnership and their consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(vii) Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.

(viii) Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Time of Sale Information, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ix) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise; and (C) there has been no material change in the short-term debt or long-term debt of the Company and its consolidated subsidiaries.

(x) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Georgia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Time of Sale Information and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not be reasonably expected to result in a Material Adverse Effect.

(xi) Good Standing of Post Apartment Homes, L.P. and Other Subsidiaries. (A) The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Georgia and has the limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Time of Sale Information and to enter into and perform its obligations under this Agreement; and the Operating Partnership is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not be reasonably expected to result in a Material Adverse Effect. (B) Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Time of Sale Information and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not be reasonably expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock, limited liability company interest or partnership interest, as the case may be, of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; no outstanding capital stock, limited liability company interest or partnership interest of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary. Each subsidiary of the Company, which is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X, is disclosed in the Registration Statement.

(xii) Capitalization.

(i) The Company has an authorized capitalization as set forth in the Prospectus and the Time of Sale Information under the heading “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, agreements or employee benefit plans referred to in the Prospectus, the redemption of any units of the Operating Partnership or the exercise of options pursuant to incentive stock plans referred to in the Prospectus); all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or contemplated by the Prospectus and the Time of Sale Information, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus and the Time of Sale Information; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Prospectus and the Time of Sale Information) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(ii) The capitalization of the Operating Partnership is as set forth in the Prospectus and the Time of Sale Information and all of the outstanding partnership interests in the Operating Partnership have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full; and the partnership interests owned, directly or indirectly, by the Company are owned in the percentage amount set forth in the Prospectus and the Time of Sale Information free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (except as otherwise specifically described in the Prospectus and Time of Sale Information). The Company, directly or indirectly, is the sole general partner of the Operating Partnership.

(xiii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(xiv) Authorization of the Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Prospectus and Time of Sale Information; and the issuance of the Shares is not subject to any preemptive or similar rights.

(xv) Description of this Agreement. This Agreement conforms in all material respects to the description thereof contained in the Prospectus and Time of Sale Information.

(xvi) Absence of Defaults and Conflicts. Neither the Company, the Operating Partnership nor any of their subsidiaries is in violation of its organizational documents in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the it or any of them is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Shares and the transactions contemplated thereby (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their obligations hereunder and the Shares do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Company, the Operating Partnership or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any subsidiary or any of their assets, properties or operations, except for those violations that could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any subsidiary.

(xvii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, the Operating Partnership or any subsidiary, which is required to be disclosed in the Registration Statement and the Time of Sale Information (other than as disclosed therein), or which would result, singly or in the aggregate, in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company and the Operating Partnership of their obligations hereunder.

(xviii) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or state securities laws.

(xx) Possession of Licenses and Permits. The Company, the Operating Partnership and their subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect; the Company, the Operating Partnership and their subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect; and neither the Company, the Operating Partnership nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could be reasonably expected to result in a Material Adverse Effect.

(xxi) Real Estate. (A) Except as otherwise set forth in the Registration Statement, the Time of Sale Information and the Prospectus, the Company, the Operating Partnership and their subsidiaries directly or indirectly hold good and marketable title to the real property and improvements described as being owned by the Company, the Operating Partnership and their subsidiaries in the Prospectus (the “Properties”) (which title is, as applicable, in the form of fee simple title to land, air rights or condominium units, or leasehold title to land, air rights or condominium units) with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect; subject, however, to mortgages on such Properties, to leases of certain equipment and other personal property, to utility easements serving such Properties, to liens of ad valorem taxes not due and payable as of the Closing Date and the Additional Closing Date, as the case may be, to zoning and similar governmental land use matters affecting such Properties that are consistent with the current uses of such Properties, to matters of title not adversely affecting marketability of title to such Properties, other statutory liens not due and payable as of the Closing Date and the Additional Closing Date, as the case may be, title matters that may be material in character, amount or extent but which do not materially detract from the value, or interfere with the use of, the Properties or otherwise materially impair the business operations being conducted or proposed to be conducted thereon, ownership of cable television and other telecommunication lines and facilities serving one or more of such Properties by the cable television and other telecommunication providers or their affiliates, service marks and trade names used in connection with such Properties, and ownership by others of certain items of equipment and other items of personal property that are not material to the conduct of business operations at such Properties; and (B) the ground lease under which the Operating Partnership leases the land or air rights on which any Property is located is in full force and effect, and the Operating Partnership is not in default in respect of any of the terms or provisions of any such lease and the Operating Partnership has not received notice of the assertion of any claim by anyone adverse to the Operating Partnership’s rights as lessee under any such lease, or affecting or questioning the Operating Partnership’s right to the continued possession or use of the Property under any such lease or of a default under any such lease, other than claims which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (C) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except to the extent disclosed in the Prospectus and except for such failures to comply that would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

(xxii) Insurance. Each of the Company, the Operating Partnership and their subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate and customary in the businesses in which they are engaged, except where the failure to be so insured could not be reasonably expected to have a Material Adverse Effect.

(xxiii) No Plan Assets. The assets of the Company and the Operating Partnership do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended.

(xxiv) Taxation as REIT. The Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT for each of the taxable years beginning with the year ended December 31, 1993, and its current organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT.

(xxv) Partnership Taxation. The Operating Partnership and each subsidiary that is a partnership or a limited liability company under state law (each a “Subsidiary Partnership”) are properly classified as partnerships or disregarded entities, and not as corporations or as associations taxable as corporations, for Federal income tax purposes throughout the period from July 22, 1993 through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

(xxvi) Tax Returns. The Company, the Operating Partnership and each of their subsidiaries have filed or caused to be filed all federal, state, local and foreign tax returns, reports, information returns and statements which have been required to be filed by them (except for returns, reports, information returns and statements the failure to file which could not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect) and have paid all taxes required to be paid and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and in respect of which adequate reserves are being maintained and except to the extent any such failure to pay could not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xxvii) Investment Company Act. The Company and the Operating Partnership are not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus and the Time of Sale Information, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “1940 Act”).

(xxviii) Environmental Laws. Except as described in the Time of Sale Information and except as could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect, (A) neither the Company, the Operating Partnership nor any of their subsidiaries is in violation of any legally binding applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health from Hazardous Materials or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, or asbestos-containing materials (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Operating Partnership and their subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of their subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation of Hazardous Materials, or an action, suit or proceeding by any private party or governmental body or agency, against the Company, the Operating Partnership or any of their subsidiaries relating to Hazardous Materials or any applicable Environmental Laws.

(xxix) Status under the 1933 Act. The Company is not an ineligible issuer and is a well-known seasoned issuer as to the Shares offered hereby, in each case as defined under the 1933 Act, in each case at the times specified in the 1933 Act in connection with the offering of the Shares.

(xxx) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxi) Compliance with Money Laundering Laws. The operations of the Company, Operating Partnership and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency within such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxii) Compliance with OFAC. None of the Company, the Operating Partnership any of their subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and neither the Company nor the Operating Partnership will, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxiii) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(xxxiv) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $16.97.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date or later than the tenth full business day after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Shares. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Hogan & Hartson LLP, 555 Thirteenth Street, NW, Washington, DC 20004 at 10:00 A.M., New York City time, on September 29, 2009, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(d) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

SECTION 3. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will notify the Representatives immediately (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information relating to the Shares; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the 1933 Act relating to the Shares; and (v) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will effect the filings necessary pursuant to Rule 424(b) in compliance with such rule. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. Until the end of the period during which the Prospectus is required to be delivered under the 1933 Act in connection with the offering and sale of the Shares, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c) Delivery of Prospectuses. The Company will deliver, without charge, (i) to the Representatives, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein (except to the extent that such exhibits or consents have been filed with the Commission pursuant to EDGAR); and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith (except to the extent that such exhibits or consents have been filed with the Commission pursuant to EDGAR) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the 1933 Act) in connection with sales of the Shares by any Underwriter or dealer.

(d) Amendments or Supplements; Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

(e) Continued Compliance with Securities Laws. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend or supplement the Prospectus in order that the Prospectus as then amended or supplement will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend or supplement the Time of Sale Information in order that the Time of Sale Information as then amended or supplemented will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Shares for investment under the laws of such jurisdictions as the Underwriters may request.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds”.

(i) Clear Market. For a period of 60 days after the date of the Prospectus, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the 1933 Act relating to, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (A) the Shares to be sold hereunder, and (B) any shares of common stock of the Company issued (i) upon the exercise of options granted under any incentive stock plans and for shares of common stock issued under any employee stock purchase plan of the Company and its subsidiaries, (ii) by the Company as a stock dividend in lieu of the Company’s regular quarterly dividend or any special dividend issued in connection with gains from asset sales as described in the Prospectus, (iii) issued upon, or in connection with, the conversion of any units of the Operating Partnership, (iv) in lieu of director’s fees pursuant to the Company’s deferred compensation plan, or (v) pursuant to options to purchase up to, or stock grants in the amount of, 2,500 shares of common stock in the aggregate, for quarterly service performance grants made in the ordinary course of business to the Company’s employees under the Company’s incentive stock plans. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(j) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and 430B under the 1933 Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the 1933 Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares (or required to be delivered but for Rule 172 under the 1933 Act).

(k) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Shares, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show and (x) any fees payable in connection with the rating of the Shares.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof as of the date hereof and as of the Closing Date and as of the Additional Closing Date, as the case may be, and to the performance by the Company and the Operating Partnership of their covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall remain effective and at the Closing Date and the Additional Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the 1933 Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rules 164 and 433 under the 1933 Act).

(b) Opinion of Counsel for the Company. At the Closing Date and the Additional Closing Date, as the case may be, the Representatives shall have received the opinion and 10b-5 statement, dated as of Closing Date or the Additional Closing Date, as the case may be, of King & Spalding LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Annex A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the States of New York and Georgia and the federal law of the United

States, on the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c) Opinion of Counsel for Underwriters. At the Closing Date and the Additional Closing Date, as the case may be, the Representatives shall have received the favorable opinion and 10b-5 statement, dated as of Closing Date or the Additional Closing Date, as the case may be, of Hogan & Hartson LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d) Officers’ Certificate. At the Closing Date and the Additional Closing Date, as the case may be, the Representatives shall have received a certificate, in form and substance reasonably satisfactory to the Representatives, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Date or the Additional Closing Date, as the case may be, as to the absence of the matters set forth in Section 9(a)(i) hereof and to the effect that (i) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Date and the Additional Closing Date, as the case may be, (ii) the Company and the Operating Partnership have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Date and the Additional Closing Date, as the case may be and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e) Comfort Letters. On the date of this Agreement, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, a letter, dated the date of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information.

(f) Maintenance of Rating. At the Closing Date and the Additional Closing Date, as the case may be, there shall not have occurred a downgrading in the rating assigned to any of the Company’s debt securities by any “nationally recognized statistical rating agency”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of any of the Company’s debt securities, in each case, with negative implications (which shall not include announcements with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(g) Additional Documents. At the Closing Date and the Additional Closing Date, as the case may be, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and its general partner in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(h) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Date and the Additional Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Time of Sale Information or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by J.P. Morgan Securities Inc.), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company by any Underwriter through J.P. Morgan Securities Inc. expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Time of Sale Information or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act.

(b) Indemnification of the Company, Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, the Operating Partnership and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by such Underwriter through J.P. Morgan Securities Inc. expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights or defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by J.P. Morgan Securities Inc., and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action and may assume the defense thereof with counsel satisfactory to such indemnified party, and shall pay the reasonable fees and expenses of such counsel; provided, however, that if (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then such indemnified party shall be entitled to retain its own counsel at the reasonable expense of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on the cover of the Prospectus.

The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director (or person of similar managerial role) of the Company, each officer of the Company who signed the Registration Statement, the Operating Partnership and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Operating Partnership. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Shares set forth opposite their respective names in Schedule 1 hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company, the Operating Partnership and (ii) delivery of and payment for the Shares.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which in the judgment of the Representatives makes it impracticable or inadvisable to market the Shares or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date or the Additional Closing Date, as the case may be to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Shares does not exceed 10% of the aggregate principal amount of the Shares to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Shares exceeds 10% of the aggregate principal amount of the Shares to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Date or the Additional

Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 383 Madison Avenue, NY, NY 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk.; and notices to the Company and the Operating Partnership shall be directed to it at Post Properties, Inc. Attn: Christopher J. Papa, 4401 Northside Parkway, Suite 800, Atlanta, GA 30327, Facsimile: 404-504-9388.

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters and the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company, the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company, the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 14. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 16. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

Post Properties, Inc.

By:	/s/ Christopher J. Papa
	Name:	Christopher J. Papa
	Title:	Executive Vice President and Chief Financial Officer

Post Apartment Homes, L.P.

By:	Post GP Holdings, Inc., its sole general partner

By:	/s/ Christopher J. Papa
	Name:	Christopher J. Papa
	Title:	Executive Vice President and Chief Financial Officer

Accepted: September 24, 2009

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ John Witherspoon
Authorized Signatory

WELLS FARGO SECURITIES, LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Lear Beyer
Authorized Signatory

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities Inc.	1,557,500
Wells Fargo Securities, LLC	1,207,500
Morgan Keegan & Company, Inc.	315,000
PNC Capital Markets LLC	210,000
SunTrust Robinson Humphrey, Inc.	210,000
Total	3,500,000

Annex A

(i) The Company has been duly formed and is validly existing as a corporation under the laws of the State of Georgia. The Company has the corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged, and, to such counsel’s knowledge, is duly qualified as a foreign entity in the jurisdictions set forth in an exhibit to the opinion.

(ii) The Operating Partnership has been duly formed and is validly existing under the laws of the State of Georgia and has the power and authority to own, lease and operate its properties and to conduct the business in which it is engaged. The issued and outstanding interests in the Operating Partnership owned by the Company have been duly authorized and validly issued.

(iii) Post GP Holdings, Inc. and Post LP Holdings, Inc. have been duly formed and are validly existing under the laws of the State of Georgia and have the corporate power and authority to own conduct the business in which they are engaged. All of the issued and outstanding shares of common stock of Post GP Holdings, Inc. and Post LP Holdings, Inc. are owned by the Company and have been duly authorized and validly issued and fully paid.

(iv) The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, agreements or employee benefit plans referred to in the Prospectus, the redemption of any units of the Operating Partnership or the exercise of options pursuant to incentive stock plans referred to in the Prospectus); the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus insofar as such description purports to describe the provisions of the Company’s Restated Articles of Incorporation, as amended or Bylaws or an agreement or contract to which the Company is a party.

(v) The Shares to be issued and sold by the Company hereunder have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any preemptive or similar rights arising by operation of law or, to the knowledge of King & Spalding LLP, of any securityholder of the Company.

(vi) The Company and the Operating Partnership have the full right, power and authority to execute and deliver the Underwriting Agreement and to perform their obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Company and the Operating Partnership of the Underwriting Agreement and the consummation by the Company and the Operating Partnership of the transactions contemplated thereby or by the Time of Sale Information and the Prospectus has been duly and validly taken.

(vii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(viii) The execution and delivery of the Underwriting Agreement by the Company and the Operating Partnership, and the performance by the Company and the Operating Partnership of their obligations thereunder and the consummation of the transactions contemplated thereunder, (A) do not conflict with or constitute a breach or violation of, or default under, to the knowledge of such counsel, any instrument or agreement filed or incorporated by reference as an exhibit to the Registration Statement to which the Company or the Operating Partnership is a party or by which either of them or any of their respective properties or other assets or any Property may be bound or subject, except such breaches, violations or defaults that could not reasonably be expected to have a Material Adverse Effect; (B) do not and will not result in a violation of the articles of incorporation or bylaws of the Company; (C) do not and will not result in a violation of the certificate of limited partnership or partnership agreement of the the Operating Partnership; or (D) do not and will not result in a violation of any law, rule, regulation, judgment, order, writ or decree known to us to be applicable to the Company or the Operating Partnership, except for such violations that could not reasonably be expected to have a Material Adverse Effect.

(ix) The Registration Statement is effective under the 1933 Act and, to counsel’s knowledge based solely upon telephonic confirmation from the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or threatened by the Commission. The Prospectus was timely filed in the manner required by Rule 424 of the 1933 Act.

(x) The information in the Prospectus and the Time of Sale Information under the caption “Description of common shares,” to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us and is accurate in all material respects. The Shares conform as to legal matters in all material respects to the description thereof set forth in the Prospectus under the caption “Description of common shares.”

(xi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than the 1933 Act and 1939 Act, which have been obtained, or as may be required under the securities or blue sky laws of the various states) is required to be made by the Company or the Operating Partnership in connection with the authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Shares.

(xii) Neither the Company nor the Operating Partnership is required to be registered as an investment company under the 1940 Act.

(xiii) At the time the Registration Statement became effective and at the date of the Prospectus, the Registration Statement, the Time of Sale Information and the Prospectus (other than the financial statements and notes thereto and the financial statement schedules and the other financial information and data included or incorporated by reference therein or omitted therefrom, as to which such counsel need not express any opinion) complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the 1933 Act Regulations.

(xiv) Each document heretofore filed pursuant to the 1934 Act and incorporated or deemed to be incorporated by reference in the Prospectus (other than the financial statements and notes thereto, the financial statement schedules and the other financial information and data included or incorporated by reference therein or omitted therefrom, as to which such counsel need not express any opinion) complied as to form in all material respects with the requirements of the 1934 Act and the applicable 1934 Act Regulations in effect at the date of their respective filings.

(xv) The Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT each of its taxable years beginning with the year ended December 31, 1993, and its current organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT.

(xvi) The Operating Partnership and each other Significant Subsidiary that is a partnership or limited liability company under state law (“Subsidiary Partnership”) are properly classified as partnerships or disregarded entities, and not as corporations or as associations taxable as corporations, for federal income tax purposes throughout the period from July 22, 1993 through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

(xvii) Although the discussion set forth in the Prospectus under the caption “Certain Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, and disposition of the Shares, such discussion, insofar as it purports to summarize matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitutes an accurate summary of the matters set forth therein, in all material respects. The United States federal income tax consequences of an investment in the Shares by an investor will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “Certain Federal Income Tax Considerations” as applied to any particular holder.

Such counsel shall also state that in its capacity as counsel for the Company, it participated in conferences with representatives of the Company and its independent registered public accountants and representatives of the Underwriters and their counsel, during which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed and reviewed. Although such counsel will not pass upon and will not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus, on the basis of the information developed in the course of the performance of the services referred to above, nothing has come to the attention of such counsel that causes it to believe that:

(i) the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(ii) the Time of Sale Information, as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, with respect to clauses (i), (ii) and (iii) above, such counsel need not express a belief with respect to the financial statements and notes thereto, the financial statement schedules and notes thereto and the other financial data included or incorporated by reference therein or omitted therefrom. Such counsel (A) may rely as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company, Post GP Holdings, Inc and the Operating Partnership and (B) may rely as to the qualification and good standing of each of the Company or any of the Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the Underwriters.

Annex B

a.	Time of Sale Information

none

b.	Pricing Information Provided Orally by the Underwriters

1. The offering price per Share is $17.75.

2. The purchase price per Share to be paid by the several Underwriters shall be $16.97, being an amount equal to the offering price set forth above less $0.77654 per share.